Exhibit 99.1

FOR IMMEDIATE RELEASE

VERITONE® SIGNS AGREEMENT TO ACQUIRE WAZEE DIGITAL, EXPANDING DIGITAL ASSET MONETIZATION CAPABILITIES TO EXISTING AND FUTURE MEDIA AND ENTERTAINMENT, GOVERNMENT CUSTOMERS

COSTA MESA, Calif. – August 13, 2018 – (BUSINESS WIRE ) – Veritone® Inc. (NASDAQ: VERI) today announced that it has signed an agreement to acquire Wazee Digital, a leading provider of cloud-native video management and licensing services that enable rights holders to monetize and enrich their content. Veritone, the world’s only SaaS-based operating system for Artificial Intelligence (AI), will offer the Wazee Digital applications and services into the Media and Entertainment as well as Government markets, uniquely providing Veritone customers with the ability to drive expanded revenue opportunities from their existing video, still images and audio assets.

The consideration to be paid by Veritone in the transaction is $15.0 million, with such consideration being payable $7.5 million in cash and $7.5 million in Veritone common stock. Wazee Digital, based in Denver, Colorado, had net revenues of over $19 million in 2017. The acquisition is subject to customary closing conditions, and is expected to close by the end of August 2018. San Francisco-based GCA Advisors served as banking advisor to Veritone on this transaction, and Waller Capital Partners, headquartered in New York, advised Wazee Digital.

“Wazee Digital has a dynamic content licensing and asset management business, one of the most comprehensive operational platforms for monetization of digital media assets with a fantastic roster of blue-chip customers. And now, as a result of the recent integration between Wazee Digital’s asset management platform and Veritone’s operating system for Artificial Intelligence -- aiWARE™ -- joint customers can fully index, categorize, and package content on Wazee Digital’s platform, resulting in unparalleled additional revenue opportunities,” said Chad Steelberg, Veritone Founder & CEO.

Said Harris Morris, Wazee Chairman and CEO, “We’re extremely excited to leverage our best-in-class asset management and monetization capabilities with Veritone’s unique cloud-based AI operating system. The combined solution will provide existing Wazee Digital customers such as HBO, Bloomberg, Viacom, and FremantleMedia a proven, productized, and enterprise-grade solution to intelligently identify new ways to capitalize the value of their marquee content and ensure that content securely reaches its rightful audiences around the globe.” Added Chad Hamilton, the Vice President, Technology at FremantleMedia, “I am excited to see how our partnership with Wazee Digital benefits from the expertise and increased insight that Veritone enables through artificial intelligence. By incorporating AI into our cloud-based media asset management workflow, FremantleMedia will have the ability to extract more value from our assets.”

Veritone and Wazee Digital have been collaborating together as technology partners since 2017, with the first integration of the companies’ products completed in April of this year. The

Wazee Digital management team will add leadership and expertise by integrating into Veritone’s existing team. Veritone will apply its go-to-market capabilities and growing sales channels to cross-sell aiWARE to existing Wazee Digital customers and Wazee Digital’s products and services to Veritone customers and channels. Veritone will also be marketing the combined offering into other verticals where the collection, management and subsequent retrieval of key video, still images and audio assets are essential.

About Wazee Digital

Wazee Digital enables rights holders to monetize and enrich their valuable content. Wazee Digital’s scalable solutions provide complete control over content so that assets reach their rightful audiences around the globe. It is the only asset management solution built from the ground up to run natively in the cloud, and the only one to make live moments available immediately for global publishing, syndication, advertising, and sponsorship. With more than 15 years of experience in digital content licensing, rights, and clearances, Wazee Digital has long-standing relationships with significant rights holders in the film, TV, sports, and advertising industries — all of whom rely on Wazee Digital for managing content that fuels their business.

About Veritone

Veritone has created the world’s first operating system for artificial intelligence. Veritone’s aiWARE operating system leverages the power of cognitive computing to transform and analyze audio, video and other data sources in an automated manner to generate actionable insights. Veritone’s aiWARE platform provides customers ease, speed and accuracy at low cost. Veritone has been among the first to be recognized by AWS for Machine Learning Expertise, and has been recognized by Oracle for Excellence in Application Development. To learn more, visit Veritone.com and interact with us on Twitter and LinkedIn.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding the acquisition of Wazee Digital and the expected timing of closing the transaction, how Veritone plans to leverage Wazee Digital’s capabilities in its business, the expected benefits of the acquisition to Veritone and its customers, the expectation that Wazee Digital’s management team will join Veritone, and Veritone’s sales channel strategy for the combined company’s products. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Assumptions relating to the foregoing involve judgments and risks with respect to various matters which are difficult or impossible to predict accurately and many of which are beyond the control of Veritone. Certain of such judgments and risks are discussed in Veritone’s SEC filings. Although Veritone believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Veritone or any other person that their objectives or plans will be achieved. Veritone undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contacts:

Veritone Public Relations Contact:

RAISE Communications

Cari Sommer, 646.480.6783

cari@raisecg.com

Veritone Investor Relations Contact:

Scott Liolios and Matt Glover

Liolios Group, Inc.

(949) 574-3860

VERI@liolios.com